Apyx Medical Corporation Announces Subject Enrollment Initiated in Study Evaluating the Use of Renuvion® Technology in Skin Laxity Procedures in the Neck and Submental Region

CLEARWATER, FL - OCTOBER 14, 2019 - Apyx Medical Corporation, formerly Bovie Medical Corporation, (NASDAQ:APYX) (the “Company”), a maker of medical devices and supplies and the developer of its Helium Plasma Technology, marketed and sold as Renuvion® in the cosmetic surgery market and as J-Plasma® in the hospital surgical market, announced today that it has initiated subject enrollment in an FDA approved U.S. Investigational Device Exemption (IDE) clinical study evaluating the use of its Renuvion technology in skin laxity procedures in the neck and submental region.

“This clinical study is part of our strategy to expand the portfolio of clinical support for our Renuvion technology and pursue new clinical indications for cosmetic surgery procedures,” said Charlie Goodwin, Chief Executive Officer. “We expect to use data from the study to support our submission for a new regulatory clearance that would expand our addressable market opportunity for our Renuvion technology in the U.S. cosmetic surgery market.”

The study is a prospective, multi-center, multi-phase, evaluator-blinded study designed to evaluate the safety and effectiveness of Renuvion technology when used to improve the appearance of lax tissue in the neck and submental region. The study will be conducted at up to 5 investigational centers in the U.S. and consist of 52 subjects ranging from 35 to 65 years of age. The study will be conducted in two phases. Phase I will include 20 subjects, whose 1 month safety data will be reported to the FDA for a safety review. Following approval from the FDA, phase II of the study will be initiated, and will include 32 subjects. Effectiveness data will be collected for all 52 subjects in both phases of the study. Follow-up will occur 1 day, 1 week, 1 month, 3 months, and 6 months post procedure.

The study’s primary effectiveness endpoint will be improvement in the appearance of lax tissue in the neck and submental region at 6 months as determined by qualitative 2D photography assessment performed by three blinded Independent Photographic Reviewers. The study design assumes a 75% success rate of subjects with correctly identified images; therefore, greater than 75% of subjects must have their 6-month images correctly identified by 2 out of 3 blinded Independent Photographic Reviewers. The study’s primary and secondary safety variables will be the evaluation of post-treatment pain and discomfort as reported by the subject on a visual analog scale and the evaluation of adverse events, respectively.

An overview of the study will be made available on clinicaltrial.gov under the Renuvion technology trade name “Apyx Plasma/RF Handpiece” in October 2019.

Investor Relations Contact:

Westwicke Partners on behalf of Apyx Medical Corporation
Mike Piccinino, CFA

investor.relations@apyxmedical.com

About Apyx Medical Corporation:

Apyx Medical Corporation (formerly Bovie Medical Corporation) is an advanced energy technology company with a passion for elevating people’s lives through innovative products in the cosmetic and surgical markets. Known for its innovative Helium Plasma Technology, Apyx is solely focused on bringing transformative solutions to the physicians and patients it serves. The company’s Helium Plasma Technology is marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion offers plastic surgeons, fascial plastic surgeons and cosmetic physicians a unique ability to provide controlled heat to the tissue to achieve their desired results. The J-Plasma system allows surgeons to operate with a high level of precision and virtually eliminating unintended tissue trauma. The Company also leverages its deep expertise and decades of experience in unique waveforms through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filings with the Securities and Exchange Commission including the Company’s Report on Form 10-K for the year ended December 31, 2018 and subsequent Form 10-Q filings. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.